UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 9, 2018

Baldwin & Lyons, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-5534	35-0160330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congressional Boulevard, Carmel IN		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code 317-636-9800

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on February 9, 2018, the Board of Directors (the "Board") of Baldwin & Lyons, Inc. (the "Company"), upon the recommendation of the Nominating and Governance Committee of the Board,  appointed Steven J. Bensinger to serve as Director.   Mr. Bensinger will serve for a term expiring at the Company's 2018 annual meeting of shareholders and until his successor is elected and has qualified.

Mr. Bensinger, age 63, is currently a Partner and Senior Advisor at TigerRisk Partners, LLC, a risk capital and strategic advisor to the global insurance and reinsurance industries.   Prior to that, he served as Senior Managing Director for Global Insurance Services for FTI Consulting, Inc. from February 2012 until October 2015 and Executive Vice President and Chief Financial Officer for The Hanover Insurance Group, Inc. from January 2010 until March 2011.  Mr. Bensinger held various positions with American International Group, Inc. from September 2002 until October 2008, including Senior Vice President, Treasurer, and Comptroller, and served as Executive Vice President and Chief Financial Officer from March 2005 until October 2008.  Mr. Bensinger's additional insurance industry experience includes roles at Chartwell Re Corporation, Trenwick Group Ltd., Skandia America Corporation, and Combined Specialty Group, Inc.  Mr. Bensinger is a member of the Board of Directors and Chair of the Finance Committee of the International Insurance Society, a member of the Board of Directors and Chair of the Strategic Planning Committee of Ronald McDonald House of New York, past member of the Board of Overseers of the Leonard N. Stern School of Business, New York University, and past President and Board member of the Stern School of Business Alumni Association. Mr. Bensinger serves on the Boards of Directors of The Doctors Company and Kinsale Capital Group, Inc.

Mr. Bensinger held several roles, including Partner, at Coopers & Lybrand and holds a CPA certificate and the CGMA designation.  Mr. Bensinger has been appointed to serve on the Company's Audit Committee.

There are no arrangements or understandings between Mr. Bensinger and any other person pursuant to which Mr. Bensinger was selected as a Director.    There are no transactions in which the Company's and/or its subsidiaries were a party and in which Mr. Bensinger has a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.   As a non-employee director, Mr. Bensinger will receive a pro-rated portion of the annual director equity grant and will participate in the non-employee director compensation arrangements described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2017.

A copy of the press release announcing Mr. Bensinger's appointment as a Director is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

In addition to the appointment of Mr. Bensinger, at its meeting on February 9, 2018, the Board also appointed Mr. W. Randall Birchfield, age 54, the Company's President and Chief Executive Officer to the additional role of Chief Operating Officer of the Company.   Mr. Birchfield joined the Company in September 2013 serving as the Vice President of Underwriting. In April 2014, he was promoted to Executive Vice President of Sales and Underwriting. Mr. Birchfield was appointed as Chief Executive Officer and was elected as a member of the Company's Board of Directors on May 17, 2016 and was appointed to the additional role of President on August 30, 2016.  Prior to joining the Company, Mr. Birchfield served in a variety of capacities within the property and casualty insurance industry with Allstate Insurance Company, Farmers Insurance Company, American International Group, Inc. and Progressive Insurance Company, most recently as Vice President – Auto Line Management at Allstate Insurance Company from 2011 until September 2013. Mr. Birchfield holds a BS from the United States Military Academy at West Point, an MA in Managerial Economics from the University of Oklahoma and an MBA from Harvard University.  There are no arrangements or understandings between Mr. Birchfield and any other persons pursuant to which he was appointed Chief Operating Officer. There are no family relationships between Mr. Birchfield and any other director or executive officer of the Company, and Mr. Birchfield does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.   The compensatory arrangement with Mr. Birchfield has not changed as a result of his appointment to Chief Operating Officer.

On February 15, 2018, Michael J. Case, who had been serving as Chief Operating Officer and Executive Vice President, departed from his positions with the Company.  Prior to his departure, Mr. Case entered into a severance, confidentiality, non-competition and non-solicitation agreement (the "Agreement"), which provides for severance benefits upon his termination without cause.  Subject to the terms of the Agreement, Mr. Case will receive one year's salary, a pro-rated portion of his target annual incentive award, and a one-year continuation of employee benefits in exchange for agreeing to a one-year covenant not to compete, a two-year non-solicitation restriction for both customers and Corporation employees, and compliance with customary confidentiality and non-disparagement provisions.  Mr. Case must execute a general release in order for the severance payments under the Agreement to begin.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company's
Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) The following item is filed as an exhibit to this Current Report on Form 8-K:

Exhibit 99.1 Press release issued by the Company on February 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

February 15, 2018 by: /s/ W. Randall Birchfield
                                        W. Randall Birchfield,
                                        Chief Executive Officer, Chief Operating Officer
                                                                                                                                            & President